UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 23, 2008
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254

(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code (972) 490-9600
Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On June 23, 2008, Ashford Hospitality Trust, Inc. (“Ashford”) and its indirectly wholly-owned subsidiary, Ashford Hospitality Limited Partnership (“Ashford LP”) entered into the Second Amendment to Credit Agreement and First Amendment to Security Agreement both dated as of April 10, 2007 among Ashford LP, as Borrower, Ashford as Parent and Grantor, each of the Lenders party hereto, and Wachovia Bank, National Association, as Administrative Agent and as Secured Party. Among other things, the amendment redefines certain terms of the Credit agreement and modifies certain collateral release provisions of the Security Agreement. The Amendment is attached as an exhibit to this Current Report on Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (b) Exhibits
10.1	Second Amendment to Credit Agreement and First Amendment to Security Agreement dated as of June 23, 2008 by and among Ashford Hospitality Limited Partnership, as the Borrower, Ashford Hospitality Trust, Inc., as the Parent and Grantors, each of the Lenders party hereto, and Wachovia Bank, National Association, as Secured Party

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 26, 2008

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer